UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 9, 2011
UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

7201 West Friendly Avenue	27410
Greensboro, North Carolina	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (336) 294-4410
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Effective March 9, 2011, the Board of Directors of Unifi, Inc. (the “Registrant”) increased the size of the Board of Directors from nine directors to ten directors and appointed Mr. Mitchel Weinberger to the Board of Directors of the Registrant. Mr. Weinberger is the President and Chief Operating Officer of Dillon Yarn Corporation (“Dillon”). Mr. Weinberger was appointed to a term expiring at the Registrant’s 2011 Annual Meeting of Shareholders, at which time it is expected that he will be nominated to stand for election by the Shareholders of the Registrant. Mr. Weinberger is not currently expected to be named to any committee of the Board of Directors.
As previously disclosed, in 2007 the Registrant purchased the polyester and nylon texturing operations of Dillon (the “Transaction”). In connection with the Transaction the Registrant and Dillon entered into a Sales and Services Agreement for a term of two years from January 1, 2007, which has since been subsequently extended, that relates to certain sales and transitional services to be provided by Dillon’s sales staff and executive management. The most recent amendment was made on December 20, 2010, whereby the Registrant and Dillon entered into a third amendment to the Sales and Services Agreement which extended the term of the Agreement for a one (1) year term, which will expire on December 31, 2011, and specified that the amount to be paid by the Registrant for the Sales Services (as defined in the Agreement) and Transitional Services (as defined in the Agreement) to be provided by Dillon during the one year term of the amendment shall be paid in advance, in quarterly installments of $325,000 each for the first and second calendar quarters of 2011, and in such quarterly installments as the parties may agree to for the third and fourth calendar quarters of 2011, not to exceed $325,000 per installment. Pursuant to the Sales and Services Agreement, the Registrant has paid Dillon $975,000 during the Registrant’s fiscal year 2011. In addition, during fiscal 2011, the Registrant recorded sales to and commission income from Dillon in the aggregate amount of approximately $31,000, has purchased products from Dillon in an aggregate amount of approximately $1.5 million and paid to Dillon, for certain employee costs and other expense reimbursements, an aggregate amount of approximately $138,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

	By:	/S/ CHARLES F. MCCOY Charles F. McCoy Vice President, Secretary and General Counsel

Dated: March 11, 2011